UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2013

CLEAN HARBORS, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-34223	04-2997780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 Longwater Drive, Norwell, Massachusetts	02061-9149
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (781) 792-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

As previously reported, during the first quarter of 2013, Clean Harbors, Inc. (the “Company” or “we”) adjusted its operating segments to integrate the business activities of Safety-Kleen, Inc. and its subsidiaries (collectively, “Safety-Kleen”) acquired in December 2012, and to incorporate other changes made in 2013 to the manner in which the Company manages its business, makes operating decisions and assesses its performance. The Company’s operations are now managed in five reportable segments: Technical Services, Oil Re-refining and Recycling, SK Environmental Services, Industrial and Field Services and Oil and Gas Field Services.  Of those segments, Oil Re-refining and Recycling, and SK Environmental Services, consist of operations which we acquired as part of Safety-Kleen.  No revenue, expense, income or loss of Safety-Kleen was included in the Company’s consolidated statements of income for the year ended December 31, 2012 due to the immateriality of the operating results subsequent to the December 28, 2012 acquisition date.

Performance of the segments is evaluated on several factors, of which the primary financial measure is “Adjusted EBITDA,” which consists of net income plus accretion of environmental liabilities, depreciation and amortization, net interest expense, provision for income taxes and pre-tax, non-cash acquisition accounting adjustments. Also excluded are other expense (income), loss on early extinguishment of debt and income from discontinued operations, net of tax as these amounts are not considered part of usual business operations. Transactions between the segments are accounted for at the Company’s estimate of fair value based on similar transactions with outside customers. The operations not managed through the Company’s five reportable segments are recorded as “Corporate Items.”  Corporate Items revenues consist of two different operations for which the revenues are insignificant. Corporate Items cost of revenues represents certain central services that are not allocated to the five segments for internal reporting purposes. Corporate Items selling, general and administrative expenses include typical corporate items such as legal, accounting and other items of a general corporate nature that are not allocated to the Company’s five reportable segments.

Exhibit 99.1 to this report on Form 8-K provides an unaudited recast summary reflecting the effects of the above reporting changes on the Company’s historical segment level operating results for the four fiscal quarters and full year ended December 31, 2012. The information contained in this report and attached Exhibit 99.1 is being furnished pursuant to Regulation FD in order to provide the financial community with summary financial information and historical data that is on a basis consistent with how we report current financial information. Beginning with the first quarter ended March 31, 2013, the prior year segment information has been recast to conform to the current year presentation.

The recasting of previously issued financial information in attached Exhibit 99.1 does not represent a restatement of previously-issued financial statements and does not affect our reported net income, earnings per share, total assets, or stockholders’ equity for any of the previously reported periods.

The information furnished in Item 7.01, including attached Exhibit 99.1, shall not be deemed “filed” for any purpose, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing. This report shall not be deemed an admission as to the materiality of any information in this report and attached Exhibit 99.1 that is provided in connection with Regulation FD.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	2012 Unaudited Recast Segment Information by Quarter and Full Year

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Harbors, Inc.
(Registrant)

June 14, 2013	/s/ James M. Rutledge
Vice Chairman, President and Chief Financial Officer